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                          PROMISSORY NOTE



$50,000.00                                     Moonachie, New Jersey

     FOR VALUE RECEIVED, the Undersigned promises to pay to the order of Albert J. Wozniak, having a mailing address at 121 Moonachie Avenue, Moonachie, New Jersey 07074 (hereinafter referred to as the "Promisee"), the principal sum of FIFTY THOUSAND DOLLARS ($50,000.00) in lawful money of the United States. This Note shall bear interest on the unpaid principal sum, from April 30, 1997, at the rate of EIGHT AND ONE HALF percent (8.5%) per annum. Said principal and interest shall be payable on demand by Promisee. All computations of interest shall be calculated on the basis of a 365 day year.

     1. The Undersigned and each and every party to this Note, whether as maker or otherwise, waives presentment, demand, protest and notice of dishonor and of protest, and agrees to the terms hereof and any extension or postponement of the time for payment.

     2. The obligations evidenced by this Note shall bind the Undersigned, their heirs and assigns, and the benefits hereto shall inure to the holder hereof, their heirs and assigns.

     3. The Promisee shall not by any act be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Promisee, and then only to the extent set forth therein. A waiver as to any one event shall in no way be construed as continuing or as preventing waiver of such rights or remedy on a subsequent event.

     4. This Note may be prepaid in whole or in part, at any time, without prepayment penalty or additional premium.

Dated: April 30, 1997

                                  STERITEK, INC.


                                  By: /s/ James K. Wozniak
                                  ------------------------
                                  James K. Wozniak,
                                  Vice President and CFO

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